Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of Naked Brand Group Inc., (the “Company”) for the quarterly period ended April 30, 2016 as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Carole Hochman, Chief Executive Officer of the Company, and I, Kai-Hsiang Lin, Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 14, 2016	/s/ Carole Hochman
Carole Hochman, Chief Executive Officer (Principal Executive Officer)

Date: June 14, 2016	/s/ Kai-Hsiang Lin
Kai-Hsiang Lin, Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.